UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

RESOLUTE FOREST PRODUCTS INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc.

111 Robert-Bourassa Boul., Suite 5000

Montreal, Quebec, Canada H3C 2M1

(Address of principal executive offices)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 16, 2018, Resolute Forest Products Inc. (the “Company”) announced that Jo-Ann Longworth, in view of her upcoming retirement, resigned from the office of senior vice president and chief financial officer effective as of November 16, 2018, and that Remi Lalonde, up to then vice president, strategy and corporate development, will succeed Ms. Longworth as senior vice president and chief financial officer effective as of the same day.

Mr. Lalonde, 42 years of age, has been serving as vice president, strategy and corporate development since May 2018. Prior to joining the Company as senior counsel, securities, in 2009, he was in private practice at the law firm of Sullivan & Cromwell LLP in New York for 6 years. In 2011, Mr. Lalonde was appointed vice president, investor relations and senior counsel, securities, and served in this capacity until his appointment as treasurer and vice president, investor relations in 2014. Mr. Lalonde later took a leadership role in operations by serving as general manager of the pulp and paper mill in Thunder Bay, Ontario from February 2016 to May 2018. This range of roles has allowed Mr. Lalonde to develop a broad based knowledge of the Company from a variety of perspectives: he has held key leadership roles in strategy, mergers and acquisitions, corporate finance, treasury management, manufacturing operations management, investor relations and law. Mr. Lalonde holds bachelor’s degrees in both law and civil engineering from the University of Ottawa, and is admitted to practice law in New York and in Ontario.

Outline of terms for Mr. Lalonde

The principal terms of Mr. Lalonde’s compensation arrangement, which will be reflected in a letter agreement, are summarized below.

Annual compensation. Mr. Lalonde’s annual base salary will be $350,000, subject to the Company’s currency policy for executive pay. For 2018, 51% of Mr. Lalonde’s base salary will be denominated in Canadian dollars and 49% will be denominated in U.S. dollars. In addition, Mr. Lalonde is eligible to participate in the Company’s Short-Term Incentive Plans (“STIP”) adopted from time to time. His STIP target level will be 100% of his annual base salary effective upon his appointment, with an annual incentive award ranging between 50% and 150% of target, based on performance targets established by the board of directors. For 2018, he will be eligible for an annual STIP incentive award that will be prorated to reflect the respective periods in which he was employed in his prior position and his position as senior vice president and chief financial officer.

Pension. Mr. Lalonde is eligible to participate in the Company’s registered defined contribution pension program and the DC Make-Up Program. In general, the DC Make-Up Program provides a current, taxable cash payment equal to (i) company contributions under the registered plan formulas in excess of statutory limits, and (ii) the employer contribution he would have received on his annual STIP incentive award as if the registered plan had provided an employer contribution on this award.

Equity. He is also eligible to participate in the Resolute Forest Products Equity Incentive Plan, or the “LTIP ”, as determined in the board of directors’ discretion from time to time. In 2019, it is expected that Mr. Lalonde will be awarded an equity grant equivalent to 125% of his annual base salary as part of the regular LTIP grant for executives, which is usually awarded in the fourth quarter. For 2018, non-executives, including Mr. Lalonde, received an annual equity grant in February 2018. Upon his appointment, the board of directors approved a special grant effective November 28, 2018 with a value intended to reflect the difference in value of the LTIP grant received in February 2018 for his prior position and the value of the LTIP grant for his new position of 125% of his annual base salary. Once the difference in value is determined, each of the number of RSUs and PSUs awarded as a special grant will be calculated by dividing 50% of the dollar value of the equity award by the volume weighted average of the highest and lowest prices per share at which the Company’s common stock was traded on the New York Stock Exchange on each of the five business days immediately before the November 28, 2018 grant date.

Severance. Mr. Lalonde will participate in the executive severance policy, which provides for severance benefits in the event of an involuntary termination other than for “cause”. In the case of a change in control, severance benefits are also payable upon a termination by Mr. Lalonde for “good reason”. Upon a triggering separation, Mr. Lalonde will be eligible to receive a lump sum payment equal to six weeks of eligible pay per year of continuous service, with a minimum of 52 weeks and a maximum of 104 weeks. Eligible pay is defined as base pay, plus the lesser of (i) the average of last two STIP incentive awards paid or (ii) 125% of target STIP incentive award for year of termination. In addition, there is pro rata vesting of equity awards pursuant to the terms of the award agreements. The severance pay is the same whether the triggering separation occurs in a change in control or non-change in control context. No other enhanced benefits in the form of, for example, subsidized continued health coverage or tax-gross ups, are provided. “Cause,” “good reason” and “change in control” are all defined in the executive severance policy.

Miscellaneous. Mr. Lalonde will receive a perquisite allowance of Canadian $12,500 per year of comprehensive annual medical examination and medical concierge service. Mr. Lalonde will be indemnified pursuant to an indemnification agreement to be entered into between the Company and Mr. Lalonde, the Company’s indemnification policy, charter, by-laws and director and officer liability insurance policies maintained by the Company.

Summary of terms for Ms. Longworth — Agreement on transition to retirement

Status and effective date. Ms. Longworth transitioned from senior vice president and chief financial officer to special advisor to the chief financial officer, and resigned from all positions of the Company (and any of its subsidiaries and affiliates, as applicable), effective as of November 16, 2018. She will serve as a Special Advisor to the senior vice president and chief financial officer until her retirement on January 31, 2019. The principal terms of her retirement are summarized below. She will remain an employee of the Company during this period.

Compensation. Ms. Longworth will continue to receive her current annual base salary of $511,503, subject to the Company’s currency policy as described above. Ms. Longworth will also remain eligible for an incentive award under the 2018 Short-Term Incentive Plan and will become eligible for a pro-rated incentive award under the 2019 Short-Term Incentive Plan that represents one month of employment in 2019.

Equity. Because Ms. Longworth is retirement eligible for purposes of the LTIP, she will continue vesting in her outstanding equity awards that were granted in each of 2015, 2016 and 2017. Pursuant to board of directors’ approval, Ms. Longworth will also continue to vest in her 2018 equity awards as if she had retired on May 12, 2019.

Other Benefits. Until her retirement, she will continue to participate in all other Company benefits she currently receives, including the Company’s defined contribution plan and the DC Make-Up Program.

Miscellaneous. Ms. Longworth will be eligible for indemnification to the extent permitted under the Company’s certificate of incorporation, its by-laws, applicable law and pursuant to an indemnification agreement between the Company and Ms. Longworth entered into on July 4, 2011 and amended on December 6, 2012, and will receive director and officer liability insurance coverage with full post-termination/post-board service tail coverage, as provided for in such governing documents and indemnification agreement. In addition, she will be eligible for indemnification under the Company’s indemnification policy for her role as Special Advisor.

Restrictive covenants. Ms. Longworth will be subject to six month non-compete covenant, 12 month non-solicitation covenant and confidentiality covenant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer

Dated: November 21, 2018

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